EXHIBIT 99.1

WESTERN GAS PARTNERS, LP
INDEX TO UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS

Introduction	2

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2016	4

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2016	5

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements	6

INTRODUCTION

The “Partnership” refers to Western Gas Partners, LP and its subsidiaries. The Partnership’s general partner, Western Gas Holdings, LLC (the “general partner”), is owned by Western Gas Equity Partners, LP (“WGP”). Western Gas Equity Holdings, LLC is WGP’s general partner and is a wholly owned subsidiary of Anadarko Petroleum Corporation. “Anadarko” refers to Anadarko Petroleum Corporation and its subsidiaries, excluding the Partnership and the general partner, and “affiliates” refers to subsidiaries of Anadarko, excluding the Partnership, but including equity interests in Fort Union Gas Gathering, LLC, White Cliffs Pipeline, LLC, Rendezvous Gas Services, LLC, Enterprise EF78 LLC, Texas Express Pipeline LLC, Texas Express Gathering LLC and Front Range Pipeline LLC.
The unaudited pro forma condensed consolidated financial statements present the impact to the results of operations and financial position of the Partnership attributable to the transactions consummated pursuant to the Interest Swap and Purchase Agreement, dated February 9, 2017 (the “PSA”), with Williams Partners L.P. (“WPZ”) and certain of WPZ’s subsidiaries, whereby the Partnership acquired WPZ’s 50% non-operated interest (the “DBJV Interest”) in the assets of Delaware Basin JV Gathering LLC (“DBJV”) in exchange for (a) the Partnership’s 33.75% non-operated interest (the “Non-Operated Marcellus Interest”) in two natural gas gathering systems located in northern Pennsylvania, commonly referred to as the Liberty and Rome systems, and (b) $155.0 million in cash (collectively, the “Transaction”). The Transaction is reflected as a nonmonetary transaction whereby the acquired DBJV Interest is recorded at the fair value of the Non-Operated Marcellus Interest plus the $155.0 million in cash.
The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2016, and the unaudited pro forma condensed consolidated balance sheet as of December 31, 2016, are based upon the historical consolidated financial statements of the Partnership, as presented in the Partnership’s 2016 Form 10-K, and the historical financial statements of the Non-Operated Marcellus Interest and the DBJV Interest. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2016, has been prepared as if the Transaction occurred on January 1, 2016. The unaudited pro forma condensed consolidated balance sheet has been prepared as if the Transaction occurred on December 31, 2016. The unaudited pro forma condensed consolidated financial statements have been prepared based on the assumption that the Partnership will continue to be treated as a partnership for U.S. federal and state income tax purposes and therefore will not be subject to U.S. federal income taxes and state income taxes, except for the Texas margin tax. The unaudited pro forma condensed consolidated financial statements have also been prepared based on certain pro forma adjustments as described in Note 2—Pro Forma Adjustments.
The audited historical financial information of the Partnership included in these unaudited pro forma condensed consolidated financial statements (and the notes thereto) is qualified in its entirety by reference to the Partnership’s audited historical consolidated financial statements (and the notes thereto) set forth in its 2016 Form 10-K, as filed with the U.S. Securities and Exchange Commission on February 23, 2017. The unaudited pro forma condensed consolidated financial statements and the notes thereto should be read in conjunction with those historical financial statements and the notes thereto.

INTRODUCTION (CONTINUED)

The pro forma adjustments reflected in the unaudited pro forma condensed consolidated financial statements are based upon currently available information and certain assumptions and estimates. The actual effects of the transactions described below will differ from the pro forma adjustments. However, the Partnership’s management believes that the applied estimates and assumptions provide a reasonable basis for the presentation of the significant elements of the Transaction described below, which are expected to have a continuing impact on the Partnership. In addition, the Partnership’s management believes that the pro forma adjustments are factually supportable and appropriately represent the expected impact of items that are directly attributable to the Transaction.
The pro forma adjustments included in the unaudited pro forma condensed consolidated financial statements reflect the following significant elements of the Transaction:

•
the Partnership’s acquisition of the DBJV Interest in exchange for the Partnership’s Non-Operated Marcellus Interest, reflected as a nonmonetary transaction whereby the acquired DBJV Interest is recorded at the fair value of the Non-Operated Marcellus Interest plus the $155.0 million in cash; and

•	the Partnership’s payment of $155.0 million of cash consideration as part of the Transaction.

From and after the closing of the Transaction, the Partnership will be subject to the terms and conditions of the PSA.

The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the results that would have occurred if the Partnership had completed the Transaction on the dates indicated nor are they indicative of the future operating results of the Partnership.

WESTERN GAS PARTNERS, LP
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2016
(UNAUDITED)

thousands except per-unit amounts	Partnership Historical	Less: Non-Operated Marcellus Interest Historical		Add: DBJV Interest and Pro Forma Adjustments		Partnership Pro Forma
Revenues and other – affiliates
Gathering, processing and transportation	$750,087	$(22,523)	(a)	$45,865	(b)	$773,429
Natural gas and natural gas liquids sales	478,145	—		2,329	(b)	480,474
Other	—	—		—		—
Total revenues and other – affiliates	1,228,232	(22,523)		48,194		1,253,903
Revenues and other – third parties
Gathering, processing and transportation	477,762	(82,371)	(a)	12,785	(b)	408,176
Natural gas and natural gas liquids sales	94,168	—		125	(b)	94,293
Other	4,108	—		6	(b)	4,114
Total revenues and other – third parties	576,038	(82,371)		12,916		506,583
Total revenues and other	1,804,270	(104,894)		61,110		1,760,486
Equity income, net – affiliates	78,717	—		—		78,717
Operating expenses
Cost of product (1)	494,194	—		4,489	(b)	498,683
Operation and maintenance (1)	308,010	(19,335)	(a)	18,003	(b)	306,678
General and administrative (1)	45,591	—		1,175	(b)	46,766
Property and other taxes	40,145	—		1,342	(b)	41,487
Depreciation and amortization	272,933	(17,450)	(a)	30,842	(h)	286,325
Impairments	15,535	(260)	(a)	618	(b)	15,893
Total operating expenses	1,176,408	(37,045)		56,469		1,195,832
Gain (loss) on divestiture and other, net	(14,641)	—		—		(14,641)
Proceeds from business interruption insurance claims	16,270	—		—		16,270
Operating income (loss)	708,208	(67,849)		4,641		645,000
Interest income – affiliates	16,900	—		—		16,900
Interest expense (2)	(114,921)	—		—		(114,921)
Other income (expense), net	479	—		—		479
Income (loss) before income taxes	610,666	(67,849)		4,641		547,458
Income tax (benefit) expense	8,372	—		—		8,372
Net income (loss)	602,294	(67,849)		4,641		539,086
Net income attributable to noncontrolling interest	10,963	—		—		10,963
Net income (loss) attributable to Western Gas Partners, LP	$591,331	$(67,849)		$4,641		$528,123
Limited partners’ interest in net income (loss):
Net income (loss) attributable to Western Gas Partners, LP	$591,331					$528,123
Pre-acquisition net (income) loss allocated to Anadarko	(11,326)					(11,326)
Series A Preferred units interest in net (income) loss (3)	(76,893)					(76,893)
General partner interest in net (income) loss (3)	(236,561)					(235,431)
Common and Class C limited partners’ interest in net income (loss) (3)	266,551					204,473
Net income (loss) per common unit – basic and diluted	$1.74					$1.30

(1)
As it relates to the “Partnership Historical” column, cost of product includes product purchases from Anadarko of $80.5 million, operation and maintenance includes charges from Anadarko of $72.3 million, and general and administrative includes charges from Anadarko of $38.1 million for the year ended December 31, 2016.

(2)	As it relates to the “Partnership Historical” column, includes affiliate amounts of $7.7 million for the year ended December 31, 2016.

(3)	Represents net income (loss) earned on and subsequent to the date of acquisition of the Partnership assets.

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

WESTERN GAS PARTNERS, LP
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 31, 2016
(UNAUDITED)

thousands except number of units	Partnership Historical	Less: Non-Operated Marcellus Interest Historical		Add: DBJV Interest and Pro Forma Adjustments		Partnership Pro Forma
ASSETS
Current assets
Cash and cash equivalents	$357,925	$86,637	(c)	$(155,000)	(f)	$287,028
				(2,534)	(g)
Accounts receivable, net (1)	223,223	(88,089)	(c)	(36,442)	(g)	98,692
Other current assets	12,866	(65)	(c)	—		12,801
Total current assets	594,014	(1,517)		(193,976)		398,521
Note receivable – Anadarko	260,000	—		—		260,000
Property, plant and equipment
Cost	6,861,942	(460,821)	(c)	679,966	(h)	7,081,087
Less accumulated depreciation	1,812,010	(60,036)	(c)	—		1,751,974
Net property, plant and equipment	5,049,932	(400,785)		679,966		5,329,113
Goodwill	417,610	—		—		417,610
Other intangible assets	803,698	—		—		803,698
Equity investments	594,208	—		—		594,208
Other assets	13,566	—		—		13,566
Total assets	$7,733,028	$(402,302)		$485,990		$7,816,716
LIABILITIES, EQUITY AND PARTNERS’ CAPITAL
Current liabilities
Accounts and imbalance payables	$123,285	$(1,517)	(c)	$(38,976)	(g)	$82,792
Accrued ad valorem taxes	23,121	—		—		23,121
Accrued liabilities	168,899	(17)	(c)	—		168,882
Total current liabilities	315,305	(1,534)		(38,976)		274,795
Long-term debt	3,091,461	—		—		3,091,461
Deferred income taxes	6,402	—		—		6,402
Asset retirement obligations and other	142,641	(2,372)	(c)	3,732	(h)	144,001
Deferred purchase price obligation – Anadarko	41,440	—		—		41,440
Total long-term liabilities	3,281,944	(2,372)		3,732		3,283,304
Total liabilities	3,597,249	(3,906)		(35,244)		3,558,099
Equity and partners’ capital
Series A Preferred units	639,545	—		—		639,545
Common units	2,536,872	—		—		2,536,872
Class C units	750,831	—		—		750,831
General partner units	143,968	—		—		143,968
Retained equity	—	(398,396)	(d)	521,234	(e)	122,838	(i)
Total partners’ capital	4,071,216	(398,396)		521,234		4,194,054
Noncontrolling interest	64,563	—		—		64,563
Total equity and partners’ capital	4,135,779	(398,396)		521,234		4,258,617
Total liabilities, equity and partners’ capital	$7,733,028	$(402,302)		$485,990		$7,816,716

(1)	As it relates to the “Partnership Historical” column, accounts receivable, net includes amounts receivable from affiliates of $76.6 million as of December 31, 2016.

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

WESTERN GAS PARTNERS, LP
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS

1.  BASIS OF PRESENTATION

The unaudited pro forma condensed consolidated financial statements are based upon the audited historical consolidated financial statements of the Partnership and the unaudited historical consolidated financial statements of the Non-Operated Marcellus Interest and the DBJV Interest as of and for the year ended December 31, 2016. As described in the Introduction, these unaudited pro forma condensed consolidated financial statements present the impact of the Transaction on the Partnership’s results of operations and financial position. The Transaction is reflected as a nonmonetary transaction.

2.  PRO FORMA ADJUSTMENTS

The following adjustments for the Partnership have been prepared as if the Transaction (i) occurred on January 1, 2016, in the case of the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2016, and (ii) on December 31, 2016, in the case of the unaudited pro forma condensed consolidated balance sheet as of December 31, 2016:

(a)	The elimination of historical revenue and operating expenses related to the Partnership’s divestiture of the Non-Operated Marcellus Interest;

(b)	Represents the revenue and operating expenses related to the Partnership’s acquisition of the DBJV Interest;

(c)	The elimination of assets and liabilities related to the Partnership’s divestiture of the Non-Operated Marcellus Interest;

(d)	Represents the net equity impact of the divestiture of the Non-Operated Marcellus Interest;

(e)
Represents the net equity impact of the acquisition of the DBJV Interest. Since the Transaction is reflected as a nonmonetary transaction, the acquired DBJV Interest is recorded at the fair value of the Non-Operated Marcellus Interest plus the $155.0 million in cash;

(f)	Cash consideration paid of $155.0 million;

(g)	The elimination of accounts receivable and payable balances with WPZ;

(h)	Represents the allocation to property, plant and equipment, with related changes in depreciation and amortization expense and asset retirement obligations; and

(i)
Represents the gain on the Transaction as of December 31, 2016, with this estimated gain not reflected in the unaudited pro forma condensed consolidated statement of operations since it is a nonrecurring item directly related to the Transaction.